Exhibit 2.1.2

CERTIFICATE OF MERGER
OF
PINELANDS WATER COMPANY
AND
PINELANDS WASTEWATER COMPANY

WITH AND INTO

MIDDLESEX WATER COMPANY

To the Department of the Treasury of the State of New Jersey:
Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, it is hereby certified that:
    1.    The names of the merging corporations are Pinelands Water Company and Pinelands Wastewater Company, each a business corporation organized under the laws of the State of New Jersey, and Middlesex Water Company, a business corporation organized under the laws of the State of New Jersey (the “Merger”).
    2.    The name of the surviving corporation is Middlesex Water Company, a corporation organized under the laws of the State of New Jersey (the “Surviving Corporation”).
    3.    Annexed hereto and made part hereof is the Agreement and Plan of Merger for merging Pinelands Water Company and Pinelands Wastewater Company with and into Middlesex Water Company as approved by the sole shareholder and Board of Directors of each corporation.
    4.    The number of shares of Pinelands Water Company which were entitled to vote at the time of the approval of the Plan of Merger by its sole shareholder is 100 shares of common stock, all of which are of one class.
        The sole shareholder of Pinelands Water Company entitled to vote approved the Agreement and Plan of Merger pursuant to its written consent without a meeting of the sole shareholder; and the number of shares represented by such consents is 100 shares. The date of said consent and approval was April 25, 2025.

    5.    The number of shares of Pinelands Wastewater Company which were entitled to vote at the time of the approval of the Plan of Merger by its sole shareholder is 100 shares of common stock, all of which are of one class.
        The sole shareholder of Pinelands Wastewater Company entitled to vote approved the Agreement and Plan of Merger pursuant to its written consent without a meeting of the sole shareholder; and the number of shares represented by such consents is 100 shares. The date of said consent and approval was April 25, 2025.
    6.    The effective date of the merger herein provided for in the State of New Jersey shall be as of 12:01 A,M. on April 1, 2026.

Executed on April _1_, 2026.

MIDDLESEX WATER COMPANY

By:    /s/ Nadine Leslie
Name:     Nadine Leslie
Title:     President and Chief Executive Officer

PINELANDS WATER COMPANY

By:    /s/ Robert K. Fullagar
Name:     Robert K. Fullagar
Title:     President

PINELANDS WASTEWATER COMPANY

By:    /s/ Robert K. Fullagar
Name:     Robert K. Fullagar
Title:     President

EXHIBIT A
AGREEMENT AND PLAN OF MERGER